UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2012

Westway Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34586	20-4755936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

365 Canal Street, Suite 2900

New Orleans, LA 70130

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (504) 525-9741

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Retention Agreement with James B. Jenkins

On April 6, 2012, Westway Group, Inc. (the “Company”) entered into a retention agreement (the “Retention Agreement”) with its Chief Executive Officer, James B. Jenkins, pursuant to which Mr. Jenkins will be entitled to a retention bonus in the amount of $1,149,000 (the “Retention Bonus”) provided that he remains continuously employed by the Company from the date of the Retention Agreement through and including the date that is six months following the date of a change in control. The Retention Bonus will be paid in a lump sum on the first payroll date following the end of such six month period. If a change in control does not occur within six months following the date of the Retention Agreement, Mr. Jenkins’ right to receive the Retention Bonus shall terminate. Notwithstanding the foregoing, if, following the occurrence of the change in control but prior to the six month anniversary thereof, Mr. Jenkins’ employment is terminated (a) by the Company without cause or due to Mr. Jenkins’ death or disability or (b) by Mr. Jenkins for good reason, the Retention Bonus will be paid to Mr. Jenkins on the first payroll date following such termination of employment.

In consideration for the Company entering into the Retention Agreement, Mr. Jenkins waived his right to receive any other severance benefits from the Company in connection with his termination of employment if a change in control occurs within six months following the date of the Retention Agreement.

In the event that payments or benefits owed to Mr. Jenkins under the Retention Agreement (alone or in combination with any other payments or benefits owed to him) would subject Mr. Jenkins to the 20% excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then such payments and benefits owed to Mr. Jenkins will be reduced by the minimum amount necessary to eliminate the application of such excise tax.

The foregoing description of the Retention Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Retention Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Non-Qualified Stock Option Agreement with James B. Jenkins

On April 6, 2012 (the “Grant Date”), the Company granted Mr. Jenkins a non-qualified stock option to purchase 250,000 shares of the Company’s Class A Common Stock (“Common Stock”) at a per share exercise price of $5.55 (the “Option”), pursuant to a Non-Qualified Stock Option Agreement and subject to the Company’s 2010 Incentive Compensation Plan (the “Plan”). The Option is fully vested as of the Grant Date and is exercisable at any time on or prior to the earlier of (a) the six month anniversary of the Grant Date; (b) the termination of Mr. Jenkins’ employment by the Company for cause or by Mr. Jenkins for any reason; (c) 30 days following Mr. Jenkins’ termination of employment by the Company without cause; and (d) 60 days following Mr. Jenkins’ termination by the Company due to his death or disability. Notwithstanding the foregoing, in connection with a change in control occurring prior to the expiration of the Option, the Compensation Committee may, in its sole discretion, take any of the following actions: (a) terminate the Option immediately prior to the occurrence of the change in control (to the extent not previously exercised); (b) terminate the Option in exchange for a cash payment equal to the excess, if any, of the aggregate fair market value of the Common Stock underlying the unexercised portion of the Option at the time of the change in control over the aggregate exercise price of such unexercised portion of the Option (which cash payment shall be net of applicable withholding taxes); (c) where the Company is not the surviving corporation, cause the surviving corporation to assume the Option or replace it with a substantially equivalent option; or (d) take such other action as the Compensation Committee determines to be appropriate.

In the event that payments or benefits owed to Mr. Jenkins under the Option (alone or combined with any other payments or benefits owed to him) would subject Mr. Jenkins to the 20% excise tax under Section 4999 of the Code, then such payments and benefits owed to Mr. Jenkins will be reduced by the minimum amount necessary to eliminate the application of such excise tax.

The foregoing description of the Option is not intended to be complete and is qualified in its entirety by the complete text of the Non-Qualified Stock Option Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Amendment to Severance Agreement with Thomas A. Masilla, Jr.

On April 6, 2012, the Company entered into an amendment (the “Amendment”) to the Severance Agreement, dated as of June 26, 2010, between the Company and its Chief Financial Officer, Thomas A. Masilla, Jr. (the “Severance Agreement”). The Amendment makes the following material changes to the Severance Agreement:

•	The term of the Severance Agreement will be extended through the termination of Mr. Masilla’s employment if a change in control occurs prior to the last day of the month in which he reaches age 70.

•	Mr. Masilla’s annual base salary has been increased to $400,000, effective January 1, 2012.

•	The definition of “Constructive Termination” has been expanded to include the occurrence of a change in control.

•	Following a change in control, the pro-rata portion of Mr. Masilla’s annual bonus payable upon his termination by the Company without cause may not be less than $247,643.

•

Mr. Masilla’s severance benefit in the event of a “without cause” termination was increased to 2.33 times the sum of (x) his base salary in effect at the time of such termination, and (y) the cash portion of his annual bonus in respect of the calendar year immediately preceding the calendar year in which such termination occurs (previously, Mr. Masilla’s severance benefit in such an event was two times the sum of the amounts in clauses (x) and (y) above). In addition, following the occurrence of a change in control, the amount determined under clause (y) may not be less than the cash portion of Mr. Masilla’s annual bonus in respect of the calendar year immediately preceding the calendar year in which the change in control occurred.

•	Following a change in control, Mr. Masilla’s termination by the Company due to death or disability will be treated as a termination by the Company without cause.

•

Mr. Masilla’s right to a gross-up for any excise tax incurred by him under Section 4999 of the Code has been eliminated and instead, the payments and benefits owed to Mr. Masilla in connection with a change in control will be reduced to the minimum extent necessary to eliminate the application of such excise tax.

•

The Company is required to deposit in a rabbi trust immediately prior to a change in control an amount equal to the estimated severance Mr. Masilla will be entitled to upon his termination by the Company without cause following such change in control.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Amendment, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Rabbi Trust Agreement between the Company and Capital One, N.A.

On April 6, 2012, the Company entered into a trust agreement with Capital One, N.A. (the “Rabbi Trust Agreement”) pursuant to which the Company established an irrevocable trust (the “Rabbi Trust”). On or before the date of a change in control, the Company will contribute to the Rabbi Trust an amount equal to $2,247,201. Subject to the claims of the Company’s unsecured general creditors in the event of the Company’s insolvency, the assets held in the Rabbi Trust will be paid to Mr. Masilla at the time and in the amount set forth in Mr. Masilla’s Severance Agreement. Neither Mr. Masilla nor any of his beneficiaries shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Rabbi Trust. Any rights created under the Severance Agreement and the Rabbi Trust Agreement shall be mere unsecured contractual rights of Mr. Masilla and any beneficiaries against the Company. The Rabbi Trust shall not terminate until the date on which Mr. Masilla and all of his beneficiaries are no longer entitled to benefits under the Severance Agreement, unless otherwise agreed to in writing by Mr. Masilla or his beneficiaries.

The foregoing description of the Rabbi Trust Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Rabbi Trust Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	Retention Agreement, dated as of April 6, 2012, by and between Westway Group, Inc. and James B. Jenkins.

10.2	Non-Qualified Stock Option Agreement, dated as of April 6, 2012, by and between Westway Group, Inc. and James B. Jenkins.

10.3	Amendment, dated as of April 6, 2012, to Severance Agreement, dated as of June 26, 2010, between Westway Group, Inc. and Thomas A. Masilla, Jr.

10.4	Rabbi Trust Agreement, dated as of April 6, 2012, by and between Westway Group, Inc. and Capital One, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc. (Registrant)

Dated : April 9, 2012	By:	/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr.
Title: Chief Financial Officer